SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549


                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

   Date of Report (date of earliest event reported):  April 11,
1996




                   DURAMED PHARMACEUTICALS, INC.
     (Exact name of registrant as specified in its charter)

  Delaware                 0-15242               11-2590026
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)



  7155 East Kemper Road, Cincinnati, Ohio  45249 (513) 731-9900


(Address and telephone number, including area code, of principal executive offices)

            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this Report.

Item 5.   Other Events

          The Company's press release dated April 11, 1996 is attached as Exhibit 99 hereto and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

               Not Applicable

          (b)  Pro Forma Financial Information.

               Not Applicable

          (c)  Exhibits.

               The following exhibit is filed with this Report on Form 8-K:

               Regulation S-K
                 Exhibit No.            Exhibit

                    99                  Press release dated
                                        April 11, 1996

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 12, 1996      DURAMED PHARMACEUTICALS, INC.



                              By /s/ Timothy J. Holt
                                Timothy J. Holt
                                Senior Vice President-Finance and
                                  Administration

                                                       Exhibit 99

   DURAMED ENTERS INTO DEFINITIVE AGREEMENT FOR ACQUISITION OF
                 HALLMARK PHARMACEUTICALS, INC.

     CINCINNATI, April 11 -- Mr. E. Thomas Arington, Chairman and CEO of Duramed Pharmaceuticals, Inc. (Nasdaq: DRMD) announced today that Duramed and Hallmark Pharmaceuticals, Inc. have entered into a definitive agreement providing for the acquisition by Duramed of the assets and business of Hallmark. Hallmark is a privately held pharmaceutical development company headquartered in Somerset, N.J. Duramed will issue to Hallmark 640,000 shares of Duramed Common Stock and warrants to purchase 400,000 shares of Duramed Common Stock at a purchase price of $25 per share and will assume certain obligations of Hallmark. Duramed will also acquire at book value certain assets leased to Hallmark by a related partnership.

     Consummation of the transaction is subject to certain customary conditions, including approval of Hallmark's shareholders and certain regulatory agencies and other third parties. Closing is expected to occur on or about July 15, 1996.

     As previously reported, it is probable that consummation of the transaction will result in Duramed's recording for financial reporting purposes of a substantial non-cash charge for the recognition of purchased research and development.

     Mr. Arington stated, "We are thrilled with the Hallmark acquisition because it brings a research and development pipeline which includes controlled release technology. Combining the Duramed and Hallmark product development programs positions Duramed for long-term growth through the introduction of products requiring sophisticated technology."

     Duramed Pharmaceuticals, Inc. manufactures and markets a limited line of prescription generic drug products in tablet, capsule and liquid forms to customers throughout the United States. Headquartered in Cincinnati, Duramed is traded on the Nasdaq National Market under the symbol DRMD.